EXHIBIT 99.1

Idaho Strategic Provides President’s Letter to Stakeholders

COEUR D’ALENE, Idaho, May 6, 2024 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) is pleased to provide the following President’s Letter to Stakeholders:

First and most importantly, I want to start by acknowledging the impressive first quarter results released today. And while some may be quick to attribute our results to the strong performance of the gold price during the quarter, I believe that would be a disservice to our mine and mill operations team, years of work and the fact that you must be present to win. It is true that the price of gold during the quarter had a very meaningful impact to our Company’s financials, but the metric I find most impressive is the 80.6% increase in gold ounces produced compared to the same period in 2023. In short, our team at IDR has been firing on all cylinders. The miners and millwrights have put the ownness on the geologists to continue finding high-grade gold, which has put the ownness on me to provide our geologists with the exploration budget and resources that our team, and the Murray Gold Belt (MGB), have earned.

With Q2 underway, we are preparing for an extremely busy summer and fall. I expect our explorations efforts ahead of production at the Golden Chest to continue and our exploration of the greater MGB District to increase materially. I am also personally excited for our first ever drill program at our Eastern Star property planned for early June. Eastern Star is a property that I loaned the Company the money for in the early days; before we even had full ownership of the Golden Chest Mine. And while Eastern Star is a relatively underexplored and undeveloped project, it checks many of the boxes we look for - located on private land in Idaho within a historically productive mining district, historic ‘back of the napkin’ resource estimates, and with high-grade gold at the surface.

In addition to the expected increase in exploration, is the planned construction of a paste backfill plant onsite at the Golden Chest. The paste backfill plant is something that our team has wanted for quite some time, and we expect it will result in both cost savings and greater overall operating efficiency. Additionally, the building that will be constructed to house the paste backfill plant is designed to be built large enough for a future mill, which is a key part of our overall plans for the greater MGB District.

As we have discussed, we felt that our REE projects (and the federal efforts around critical minerals) was advanced by many years in 2023. High grade samples from our Mineral Hill and Lemhi projects have been supplied to three national labs and a couple of universities for study of separation, processing, and tailing technologies. We view the specificity in the development of these specialized technologies as a distinct advantage for IDR, along with our team having a sense of pride to be involved in potential domestic REE supply chain solutions for our country. Furthermore, also as discussed, our operational experience and track record have added a competitive advantage that few, if any, can replicate – especially when tied to a favorable jurisdiction and high-grade REEs. At IDR we are cognizant of fundamental shifts in focus and cooperation and have provided feedback in regard to bringing “R&D” support to the resource development level. We are hopeful that additional support at the state and/or federal level, including cost sharing and discussion around regional processing solutions, will come to fruition this year. All in all, IDR has a unique and earned position within the REE space that has attracted attention from investors and others within the industry.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Needless to say, I am very bullish on the future of IDR, which brings me to my second topic of discussion. Some of you may have seen (or will see) the filing of a form 144(s) indicating that I plan to sell roughly 10% of my stockholdings in IDR. This decision is in no way an indication of a lack of belief in the Company’s future as I continue as IDR’s largest shareholder following this transaction. My decision to sell a small portion of my holdings was made for personal estate planning reasons unrelated to my expectation of the Company’s current and future performance. And while I recognize that the mention of my selling is not required in this format, I felt that context may be appreciated by some, and certainly deserved by those who have been long term supporters. I am as energized as ever over Idaho Strategic’s future, we are doing good things for the communities where we operate and making a direct impact on the families of our employees. I am especially looking forward to the busy summer and fall we have ahead.

John Swallow President & CEO, Idaho Strategic Resources, Inc.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also owns the largest rare earth elements land package in the United States. The Company’s business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for rare earth elements exploration and development in one Company.

For more information on Idaho Strategic Resources click here for our corporate presentation, go to www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, Idaho Strategic Resources’ potential to deliver Q2 2024 financial performance that is in-line, better, or worse than Q1 2024, the potential for the Company to initiate and complete additional capital investments that may or may not lead to increased production and cost savings, the Company’s plans to increase its exploration and development efforts, the potential for the Company’s exploration plans to result in a positive outcome, the potential for Idaho Strategic’s operations to remain profitable in Q2 2024, and the potential monetary and operational benefits of implementing the paste backfill system. Additionally, forward-looking information includes comments made by IDR’s CEO regarding his potential to sell shares in the open market, the potential for him to sell an aggregate of approximately 10% of his holdings, his continuation as IDR’s largest shareholder, and his belief that the overall future of the Company is generally positive. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814